The Prudential Series Fund, Inc.
For the fiscal period ended 12/31/2007
File number 811-03623

                                  SUB-ITEM 77D
                  Policies With Respect to Security Investment


                           THE PRUDENTIAL SERIES FUND

      Supplement dated August 15, 2007 to the Prospectus dated May 1, 2007

This supplement sets forth certain changes to the Prospectus of The Prudential Series Fund (the Fund) dated May 1, 2007 with respect to the indicated Portfolios of the Fund. The Portfolios discussed in this supplement may not be available under your variable contract. For more information about the Portfolios available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the Fund's Prospectus and should be retained for future reference.

I. SP Mid Cap Growth Portfolio: New Subadviser

Effective on or about November 19, 2007, Neuberger Berman Management, Inc. (Neuberger Berman) will replace Calamos Advisors LLC as the subadviser to the SP Mid Cap Growth Portfolio.

To reflect the appointment of Neuberger Berman as a subadviser, the indicated sections of the Prospectus are revised effective on or about November 19, 2007:

The section of the Prospectus entitled "Investment Objectives & Principal Strategies of the Portfolios -- SP Mid Cap Growth Portfolio" is hereby deleted in its entirety and replaced with the following:

     SP Mid Cap Growth Portfolio
     Investment Objective: to seek capital growth.

     The Portfolio will invest, under normal circumstances, at least 80% of its net assets in common stocks of mid-capitalization companies. For purposes of the Portfolio, a mid-capitalization company is defined as a company whose market capitalization is within the range of market capitalizations of companies in the Russell Midcapr Growth Index. As of June 30, 2007, the average market capitalization of the companies in the Russell Midcapr Growth Index was $9.034 billion and the median market capitalization was $4.814 billion. The Portfolio seeks to reduce risk by diversifying among many companies, industries and sectors.

     The subadviser employs a disciplined investment strategy when selecting growth stocks. Using fundamental research and quantitative analysis, the subadviser looks for fast-growing companies with above average sales and competitive returns on equity relative to their peers. In doing so, the subadviser analyzes such factors as: financial condition (such as debt to equity ratio); market share and competitive leadership of the company's products; earnings growth relative to competitors; and market valuation in comparison to a stock's own historical norms and the stocks of other mid-cap companies.

     The subadviser follows a disciplined selling strategy and may sell a stock when it fails to perform as expected or when other opportunities appear more attractive.

     While we make every effort to achieve our objective, we can't guarantee success and it is possible that you could lose money. This Portfolio is advised by Neuberger Berman Management, Inc.

          Principal Risks:

                company
              risk
                derivatives
              risk
                foreign
              investment risk
                leveraging
              risk



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                liquidity
              risk
                management
              risk
                market
              risk
                portfolio
              turnover risk


The section of the Prospectus entitled "MORE DETAILED INFORMATION ON HOW THE PORTFOLIOS INVEST--Investment Objectives & Policies-- SP Mid Cap Growth Portfolio" is hereby deleted in its entirety and replaced with the following:

      SP Mid-Cap Growth Portfolio

      Investment Objective: to seek capital growth.

      Principal Investment Policies and Risks:

      The Portfolio will have a non-fundamental policy to invest, under normal circumstances, at least 80% of the value of its assets in common stocks of mid-capitalization companies. The 80% investment requirement applies at the time the Portfolio invests its assets.

      The Portfolio seeks to reduce risk by diversifying among many companies, industries and sectors.

      The subadviser employs a disciplined investment strategy when selecting growth stocks. Using fundamental research and quantitative analysis, the subadviser looks for fast-growing companies with above average sales and competitive returns on equity relative to their peers. In doing so, the subadviser analyzes such factors as: financial condition (such as debt to equity ratio); market share and competitive leadership of the company's products; earnings growth relative to competitors; and market valuation in comparison to a stock's own historical norms and the stocks of other mid-cap companies.

      The subadviser follows a disciplined selling strategy, and may sell a stock when it fails to perform as expected, or when other opportunities appear more attractive. As with any fund investing primarily in equity securities, the Portfolio is subject to the risk that the value of the equity securities in the Portfolio will decline.

      As a fund that invests primarily in mid-cap companies, the Portfolio's risk and share price fluctuation can be expected to be more than that of many funds investing primarily in large-cap companies, but less than that of many funds investing primarily in small-cap companies. Mid-cap stocks may fluctuate more widely in price than the market as a whole, may underperform other types of stocks when the market or the economy is not robust, or fall in price or be difficult to sell during market downturns. In addition, the Portfolio's growth investment program will generally involve greater risk and price fluctuation than funds that invest in more undervalued securities. Because the prices of growth stocks tend to be based largely on future expectations, these stocks historically have been more sensitive than value stocks to bad economic news and negative earnings surprises.

      Other Investments:

      Although   equity   securities  are  normally  the   Portfolio's   primary
      investments,   it   may  invest  in  preferred  stocks   and   convertible
      securities, as well as the types of securities described below.

      Fixed Income Securities . The Portfolio may also invest in investment grade fixed income or debt securities. If the quality of any fixed income securities held by the Portfolio deteriorates so that they are no longer investment g rad e, the Portfolio will sell such securities in an orderly manner so that its holdings of such securities do not exceed 5% of its net assets.



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      Foreign  Securities . The Portfolio may invest up to 10% of the  value  of its total assets, measured at the time of investment, in equity and debt securities that are denominated in foreign currencies. There is no limitation on the percentage of the Portfolio's assets that may be invested in securities of foreign companies that are denominated in U.S. dollars. In addition, the Portfolio may enter into foreign currency transactions, including forward foreign currency contracts and options on foreign currencies, to manage currency risks, to facilitate transactions in foreign securities, and to repatriate dividend or interest income received in foreign currencies.

      Covered Call Options . The Portfolio may try to reduce the risk of securities price or exchange rate changes (hedge) or generate income by writing (selling) covered call options against securities held in its portfolio, and may purchase call options in related closing transactions.

      Real Estate Investment Trusts (REITs) . The Portfolio may invest in REITs. REITs are pooled investment vehicles which invest primarily in real estate or real estate loans.

      Temporary Investments . When the Portfolio anticipates unusual market or other conditions, it may temporarily depart from its objective of capital growth and invest substantially in high-quality short-term investments. This could help the Portfolio avoid losses but may mean lost opportunities.

  The section of the Prospectus entitled "How the Fund is Managed-Investment Subadvisers" is hereby amended by deleting Calamos Advisors LLC from the table entitled "Investment Subadvisers" and substituting Neuberger Berman Investment Management, Inc.

  The description of Calamos Advisors LLC appearing in the section of the Prospectus entitled "How the Fund is Managed-Investment Subadvisers" is hereby deleted in its entirety and replaced with the following.

      Neuberger  Berman  Management Inc. (Neuberger Berman) is  a  wholly  owned subsidiary of Neuberger Berman Inc. ("NBI"), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ("LBHI"). LBHI, which trades on the New York Stock Exchange under the ticker symbol "LEH" through its subsidiaries (LBHI and its subsidiaries collectively "Lehman Brothers"), is one of the leading global investment banks, serving institutional, corporate, government and high net worth individual clients. Lehman Brothers, which is a registered broker-dealer, futures commission merchant and investment adviser, provides a full array of capital markets products, investment banking services and investment management and advisory services worldwide. Neuberger Berman and its affiliates had approximately $134 billion in assets under management as of March 31, 2007. Neuberger Berman's address is 605 Third Avenue, New York, New York 10158.

  The discussion of portfolio managers pertaining to the SP Mid Cap Growth Portfolio appearing in the section of the Prospectus entitled "How the Fund is Managed-Portfolio Managers" is hereby deleted and the following new discussion is substituted:

      SP Mid Cap Growth Portfolio

      The Portfolio is managed by Kenneth J. Turek, CFA. Mr. Turek is a managing director and portfolio manager on Neuberger Berman's Growth Equity team. He joined the firm in 2002. Previously, he spent five years as a vice president and senior portfolio manager in institutional asset management at Northern Trust. Additionally, Mr. Turek was a portfolio manager at National Investment Services and Chief Investment Officer at Cole Taylor Bank. He began his investment career in 1985 at Northern Trust. He received his B.A. from the University of Wisconsin at Madison and an M.B.A. from DePaul University.

II. Fees and Expenses of the Portfolios

The section of the Prospectus entitled "Fees And Expenses Of The Portfolios" is hereby revised by deleting footnote (2) to the table titled "Class I Shares: Annual Portfolio Operating Expenses" and substituting new footnote (2) as set forth below:


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               (2) Effective as of July 1, 2007, Prudential Investments LLC has
               voluntarily agreed to waive a portion of their management fee and/or limit expenses (expressed as a percentage of average daily net assets) for certain Portfolios of the Fund, as set forth in the table below. These arrangements may be discontinued or otherwise modified at any time.

              Portfolio                  Fee Waiver and/or
                                         Expense Limitation
              Government Income          Limit Portfolio
                                         expenses to 0.75%
              Stock Index                Limit Portfolio
                                         expenses to 0.75%
              Value                      Limit Portfolio
                                         expenses to 0.75%
              SP AIM Core Equity         Limit Portfolio
                                         expenses to. 1.00%
              SP Mid Cap Growth          Limit Portfolio
                                         expenses to. 1.00%
              SP Small Cap Value         Limit Portfolio
                                         expenses to 1.05%
              SP Strategic Partners      Limit Portfolio
              Focused Growth             expenses to 1.25%
              SP International Growth    Limit Portfolio
                                         expenses to 1.24%


The section of the Prospectus entitled "Fees And Expenses Of The Portfolios" is hereby revised by deleting footnote (3) to the table titled "Class II Shares: Annual Portfolio Operating Expenses" and substituting new footnote (3) as set forth below:

               (3) Effective as of July 1, 2007, Prudential Investments LLC has voluntarily agreed to waive a portion of their management fee and/or limit expenses (expressed as a percentage of average daily net assets) for certain Portfolios of the Fund, as set forth in the table below. These arrangements may be discontinued or otherwise modified at any time.

              Portfolio                  Fee Waiver and/or
                                         Expense Limitation
              Value                      Limit Portfolio
                                         expenses to 0.75%
              SP Strategic Partners      Limit Portfolio
              Focused Growth             expenses to 1.25%
              SP International Growth    Limit Portfolio
                                         expenses to 1.24%



III. Jennison 20/20 Focus Portfolio: Investment Policy Changes

Effective on or about August 15, 2007, the Portfolio's non-fundamental policy of investing in up to 20 "value" securities and up to 20 "growth" securities will change.

To reflect this change, the indicated sections of the Prospectus are revised effective on or about August 15, 2007.

The section of the Prospectus entitled "Risk/Return Summary-Investment Objectives & Principal Strategies of the Portfolios" is revised by deleting the discussion pertaining to the Jennison 20/20 Focus Portfolio and substituting the following new discussion:

         Jennison 20/20 Focus Portfolio

         Investment Objective: long-term growth of capital

         We invest primarily in approximately 40 (which may temporarily range up to 45) equity and equity-related securities of U.S. companies that are selected by the Portfolio's two portfolio managers (approximately 20 by each) as having strong capital appreciation potential. Each portfolio manager is responsible for selecting the securities within his discipline. The value portfolio manager seeks to invest in companies valued at a discount to their true worth, as defined by the value of their earnings, free cash flow, assets, private market value, or some combination

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         of  these factors, which also possess identifiable catalysts which  can help unlock their true worth. The growth portfolio manager seeks to invest in companies with growth in units, revenues, cash flows and/or
         earnings;  defendable  competitive  positions  and  enduring   business
         franchises that offer a differentiated product and/or service; proven management teams; robust balance sheets; high or improving return on
         equity;   above   average  return  on  assets  or   invested   capital;
         sustainable  earnings  growth  superior  to  the  market  average   and
         duration of that growth rate; and appropriate valuations. Up to 20% of the Portfolio's total assets may be invested in foreign securities.

         As noted above, the Portfolio may, on a temporary basis, hold up to 45 securities, as circumstances warrant. Such circumstances may include situations where it is determined that the price and/or liquidity to support the sale of a security held by the Portfolio is not currently available.

         While we make every effort to achieve our objective, we can't guarantee success and it is possible that you could lose money.


         Principal Risks:
                Company
              risk
                Derivatives
              risk
                Foreign
              investment risk
                Leveraging
              risk
                Management
              risk
                Market
              risk



The section of the Prospectus titled "More Detailed Information on How the Portfolios Invest-Investment Objectives & Policies" is revised by deleting the second paragraph of the discussion pertaining to the Jennison 20/20 Focus Portfolio and substituting the following new discussion:

     The Portfolio provides a dual perspective on the equity market by combining value and growth investment styles in one concentrated portfolio of approximately 20 value stocks and approximately 20 growth stocks that the two portfolio managers identify as having strong capital appreciation potential. Each portfolio manager is responsible for selecting the securities within his discipline. The value portfolio manager seeks to invest in companies valued at a discount to their true worth, as defined by the value of their earnings, free cash flow, assets, private market value, or some combination of these factors, that also possess identifiable catalysts which can help unlock their true worth. The growth portfolio manager seeks to invest in companies with growth in units, revenues, cash flows and/or earnings; defendable competitive positions and enduring business franchises that offer a differentiated product and/or service; proven management teams; robust balance sheets; high or improving return on equity; above average return on assets or invested capital; sustainable earnings growth superior to the market average and duration of that growth rate, and appropriate valuations. Due to the Portfolio's concentrated nature, an investment in this Portfolio may be riskier than an investment in a more widely diversified fund. Typically, the Portfolio will be investing in approximately 40 securities (which may temporarily range up to 45 securities). The portfolio managers recognize that prudent stock selection in this concentrated portfolio is especially important. The portfolio managers purchase stocks in which they have a high level of conviction for outperformance in the intermediate and long term with limited downside potential in the short term. The Portfolio aims to be fully invested, under normal market conditions, but may accumulate cash and other short-term investments in such amounts and for such temporary periods of time as market conditions dictate.



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